UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2011

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) On October 21, 2011, Quidel Corporation (the “Company”) announced the appointment of Randall Steward as the Company’s Chief Financial Officer and the transition of John Radak, the Company’s current Chief Financial Officer. Mr. Steward will begin employment with the Company on October 24, 2011. Mr. Radak will continue in his current capacity as Chief Financial Officer until October 31, 2011, when Mr. Steward’s appointment as Chief Financial Officer becomes effective. Mr. Steward’s appointment as Chief Financial Officer is based on the terms and conditions of the employment offer letter, dated September 12, 2011, and attached as Exhibit 10.1 hereto (the “Employment Offer Letter”). In addition, the Company entered into a change in control agreement with Mr. Steward, dated as of September 19, 2011, and attached hereto as Exhibit 10.2 (the “Agreement Re: Change in Control”).

Mr. Steward is 57 years old and has more than 35 years of experience in accounting and finance. Most recently, Mr. Steward served as Chief Financial Officer for Navilyst Medical, Inc, a medical device company based in Massachusetts. From 2008 to January 2011, Mr. Steward served as Chief Operating Officer for SeQual Technologies, Inc., a San Diego-based medical device company, where he was responsible for all aspects of Engineering, Manufacturing, Finance, and Information Systems. Prior to SeQual Technologies, Mr. Steward spent 11 years with Spectrum Brands as Executive Vice President and CFO.

Mr. Steward holds a B.B.A. in Accounting from Southern Methodist University. He is also a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Under the Employment Offer Letter, Mr. Steward is an “at-will” employee, which means that either Mr. Steward or the Company may terminate his employment at any time. The Employment Offer Letter sets forth the terms and conditions of Mr. Steward’s employment with the Company and provides for, among other matters: (i) a minimum base salary of $300,000 per annum; (ii) eligibility for an annual bonus in accordance with the Company’s bonus plan with a target bonus of 40% of Mr. Steward’s base salary; (iii) non-qualified stock options to purchase up to 60,000 shares of the Company’s common stock (the “Option Award”) at an exercise price equal to the closing price of the Company’s common stock on his start date (the “Grant Date”) with vesting of such options at 50% on the second anniversary of the Grant Date and 25% on each of the following two anniversaries of the Grant Date ; and (iv) time-based restricted stock units equal to 15,000 shares of the Company’s common stock (the “RSU Award”) with vesting 100% on the fourth anniversary of the Grant Date. The Option Award and RSU Award shall be issued under, and governed by the terms and conditions of, the Company’s 2010 Equity Incentive Plan.

The Agreement Re: Change in Control for Mr. Steward provides for certain severance benefits to Mr. Steward in the event of termination of his employment in connection with a change in control of the Company. The severance benefits are payable if employment with the Company is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, reporting relationship, base salary, authority or location of work place) or death or disability. The severance benefits under the Agreement Re: Change in Control generally consist of a lump sum cash payment equal to two (2) times the sum of (i) Mr. Steward’s highest annual salary rate within the three (3) year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses and incentive compensation payments paid to Mr. Steward during the two (2) year period immediately before the date of termination. In addition, the Agreement Re: Change in Control provides for: payment of $25,000 to help pay the legal fees, tax and accounting fees and other costs associated with transitional matters; continued coverage for two (2) years under the Company’s group medical insurance, group dental insurance, and disability insurance programs unless and to the extent Mr. Steward obtains concurrent coverage through another program in which case the Company’s coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all unvested stock options and immediate and automatic lapse of any and all restrictions on any of Mr. Steward’s restricted stock (except to the extent Mr. Steward and the Company have agreed to otherwise in writing, including either prior to or subsequent to the execution of the Agreement Re: Change in Control).

The descriptions of the Employment Offer Letter and the Agreement Re: Change in Control for Mr. Steward provided above are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

As noted above, the Company also announced on October 21, 2011 that Mr. Radak’s service as the Company’s Chief Financial Officer will end effective as of November 1, 2011. In connection with Mr. Radak’s anticipated transition and end of service as the Company’s Chief Financial Officer, the Company and Mr. Radak have entered into an agreement (the “Transition Agreement”), dated as of October 18, 2011, setting forth the parties’ understandings as to Mr. Radak’s employment prior to his End Date (as described below) and each party’s commitments and obligations on and after such date.

Under the Transition Agreement, Mr. Radak will remain an “at-will” employee of, and will continue employment with, the Company through the earlier of (i) Mr. Radak’s start date of employment with another company (i.e., Mr. Radak’s voluntary termination) or (ii) July 31, 2012 (the “End Date”). Mr. Radak will continue in his current capacity as Chief Financial Officer until October 31, 2011. From November 1, 2011 through the End Date, Mr. Radak will serve as a special advisor to the Company’s Chief Executive Officer.

Mr. Radak’s salary will continue at the same level as currently in effect through the End Date, except in the case that the End Date is prior to April 30, 2012, due to Mr. Radak’s employment start date with another company before such date, the Company shall pay Mr. Radak the remainder of his base salary from the End Date through April 30, 2012 as a lump sum payment. Mr. Radak’s employee benefits shall continue through the End Date at the same levels as are currently in effect, provided, however, that he shall not receive any further grants of equity incentive awards nor shall he be eligible to participate in any bonus plans applicable to fiscal year 2012 or any year thereafter. Under the terms and conditions in the Transition Agreement, Mr. Radak is eligible for his full annual bonus consistent with the terms of the Company’s 2011 program (40% annual target) for fiscal year 2011, if the Company’s Board of Directors or its Compensation Committee, determines in its sole discretion, that the Company has met its performance metrics for fiscal year 2011. Mr. Radak’s current outstanding equity awards shall, during his continuing employment, continue to vest and be governed in accordance with the applicable equity incentive plans and specific equity award grant documentation.

The description of the Transition Agreement provided above is qualified in its entirety by reference to the full text of the Transition Agreement attached as Exhibit 10.3 hereto and incorporated herein by reference.

Mr. Radak has confirmed that he has no disagreements or disputes with the Company as to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit

10.1	Randall Steward Employment Offer Letter, dated as of September 12, 2011.

10.2	Agreement Re: Change in Control, dated as of September 19, 2011, between Quidel Corporation and Randall Steward.

10.3	Transition Agreement, dated as of October 18, 2011, between Quidel Corporation and John Radak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2011

QUIDEL CORPORATION

By:	/s/ Robert J. Bujarski

Name: Its:	Robert J. Bujarski Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Randall Steward Employment Offer Letter, dated as of September 12, 2011.

10.2	Agreement Re: Change in Control, dated as of September 19, 2011, between Quidel Corporation and Randall Steward.

10.3	Transition Agreement, dated as of October 18, 2011, between Quidel Corporation and John Radak.